Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2021 First Quarter Results
SALT LAKE CITY, April 28, 2021 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a member of the S&P 500, announced operating results for the three months ended March 31, 2021.
Highlights for the three months ended March 31, 2021:

•Achieved net income attributable to common stockholders of $1.53 per diluted share, representing a 84.3% increase compared to the same period in 2020.

•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $1.50 per diluted share. FFO, excluding adjustments for non-cash interest (“Core FFO”), was $1.50 per diluted share, representing a 21.0% increase compared to the same period in 2020.

•Increased same-store revenue by 4.6% and same-store net operating income (“NOI”) by 6.5% compared to the same period in 2020.

•Reported same-store occupancy of 95.7% as of March 31, 2021, compared to 90.9% as of March 31, 2020.

•Acquired nine operating stores for a total cost of approximately $148.4 million.

•Sold 16 wholly-owned stores into a new joint venture for a total sales price of $168.9 million, resulting in a gain on real estate transactions of $64.5 million.

•Closed $27.1 million in mortgage and mezzanine bridge loans, and sold $81.8 million in mortgage bridge loans.

•Sold 1,600,000 shares of common stock through an overnight offering and an additional 585,685 shares of common stock using the Company's “at the market” (“ATM”) program resulting in total net proceeds of approximately $273.7 million.

•Received a Baa2 issuer credit rating with a stable outlook from Moody's Investors Service.

•Added 61 stores (gross) to the Company's third-party management platform. As of March 31, 2021, the Company managed 763 stores for third parties and 269 stores in joint ventures, for a total of 1,032 managed stores.

•Paid a quarterly dividend of $1.00 per share.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “We are off to a great start in 2021, with the strongest first quarter occupancy in our history, resulting in strong same-store NOI growth, and excellent FFO growth of 21.0%. Our record-high occupancy is resulting in greater pricing power, and we are well positioned for a strong summer leasing season. Our year-to-date performance, the resilience of storage fundamentals and our accretive external growth have allowed us to raise our 2021 annual FFO guidance.”

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three months ended March 31, 2021 and 2020. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended March 31,
	2021		2020
		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$202,998	$1.53	$108,179	$0.83
Impact of the difference in weighted average number of shares – diluted[2]		(0.08)		(0.05)
Adjustments:
Real estate depreciation	55,815	0.40	52,926	0.38
Amortization of intangibles	693	—	617	—
Gain on real estate transactions	(63,883)	(0.46)	—	—
Unconsolidated joint venture real estate depreciation and amortization	2,505	0.02	2,164	0.02
Distributions paid on Series A Preferred Operating Partnership units	(572)	—	(572)	—
Income allocated to Operating Partnership noncontrolling interests	12,503	0.09	7,983	0.06
FFO	$210,059	$1.50	$171,297	$1.24

Adjustments:
Non-cash interest expense related to amortization of discount on equity portion of exchangeable senior notes	—	—	1,209	—
CORE FFO	$210,059	$1.50	$172,506	$1.24

Weighted average number of shares – diluted[3]	140,014,387		138,695,196

(1)Per share amounts may not recalculate due to rounding.

(2)Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans and our exchangeable senior notes using the treasury stock method.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three months ended March 31, 2021 and 2020 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended March 31,		Percent
	2021	2020	Change
Same-store rental revenues[2]	$278,881	$266,733	4.6%
Same-store operating expenses[2]	77,889	78,008	(0.2)%
Same-store net operating income[2]	$200,992	$188,725	6.5%

Same-store square foot occupancy as of quarter end	95.7%	90.9%

Properties included in same-store	860	860

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”

(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.

Same-store revenues for the three months ended March 31, 2021 increased due to higher average occupancy and higher average rates to customers for the quarter, partially offset by lower late fees.
Same-store expenses were lower for the three months ended March 31, 2021 due to decreases in payroll and marketing expense, partially offset by increases in property taxes and repairs and maintenance due to elevated snow removal expense.
Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three months ended March 31, 2021 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
The following table (unaudited) outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands):

	Closed through March 31, 2021		Closed/Completed Subsequent to March 31, 2021		Scheduled to Still Close/Complete in 2021		Total 2021
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	9	$148,400	2	$20,650	8	$90,875	19	$259,925
C of O and Development Stores[1]	—	—	—	—	4	38,634	4	38,634
EXR Investment in Wholly-Owned Stores	9	148,400	2	20,650	12	129,509	23	298,559

Joint Venture Investment
EXR Investment in JV Acquisition of Operating Stores[1]	—	—	1	1,600	1	1,013	2	2,613
EXR Investment in JV C of O and Development Stores[1]	—	—	—	—	2	10,286	2	10,286
EXR Investment in Joint Ventures	—	—	1	1,600	3	11,299	4	12,899
Total EXR Investment	9	$148,400	3	$22,250	15	$140,808	27	$311,458

(1)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.

Bridge Loans:
During the three months ended March 31, 2021 the Company closed $27.1 million in bridge loans, with an additional $224.8 million under agreement to close in 2021 and 2022. The Company sold $81.8 million in loans during the three months ended March 31, 2021. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Dispositions:
On March 1, 2021, the Company sold 16 properties into a new unconsolidated joint venture for a total sales price of $168.9 million and retained management of the properties. The Company currently owns a 55% interest in the unconsolidated joint venture. The Company anticipates selling an interest of approximately 39% to a third joint venture partner, which would reduce the Company's final interest to 16%.

Property Management:
As of March 31, 2021, the Company managed 763 stores for third-party owners and 269 stores owned in joint ventures, for a total of 1,032 stores under management. The Company is the largest self-storage management company in the United States.

Balance Sheet:
During the three months ended March 31, 2021, the Company sold 1,600,000 shares of common stock through an overnight offering at a sales price of $129.13 per share and an additional 585,685 shares of common stock using the Company's ATM program at an average sales price of $115.90 per share, resulting in total net proceeds of approximately $273.7 million. As of March 31, 2021, the Company did not have any shares available for issuance under its ATM program, and anticipates filing a new plan in the second quarter of 2021.

As of March 31, 2021, the Company’s percentage of fixed-rate debt to total debt was 67.0%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.4% and 1.5%, respectively. The combined weighted average interest rate was 2.7% with a weighted average maturity of approximately 4.4 years.
During the three months ended March 31, 2021, Moody's Investors Service assigned a Baa2 issuer credit rating with a stable outlook to Extra Space Storage LP, the Company's operating partnership subsidiary.

Dividends:
On March 31, 2021, the Company paid a first quarter common stock dividend of $1.00 per share, which represents an 11.1% increase over the previous quarter, to stockholders of record at the close of business on March 15, 2021.
Outlook:
The following table outlines the Company's FFO estimates and annual assumptions for the year ending December 31, 20211:

	Ranges for 2021 Annual Assumptions		Notes
	Low	High
FFO	$5.95	$6.10
Core FFO	$5.95	$6.10
Dilution per share from C of O and value add acquisitions	$0.14	$0.14
Same-store revenue growth	5.00%	6.00%	Same-store pool of 860 stores
Same-store expense growth	2.00%	3.00%	Same-store pool of 860 stores
Same-store NOI growth	6.00%	8.00%	Same-store pool of 860 stores
Weighted average one-month LIBOR	0.14%	0.14%

Net tenant reinsurance income	$132,500,000	$134,000,000
Management fees and other income	$59,000,000	$60,000,000
Interest income	$51,000,000	$52,000,000	Includes dividends from JCAP preferred investment
General and administrative expenses	$96,500,000	$97,500,000	Includes non-cash compensation
Average monthly cash balance	$35,000,000	$35,000,000
Equity in earnings of real estate ventures	$27,000,000	$28,000,000	Includes dividends from SmartStop preferred investment
Acquisitions	$350,000,000	$350,000,000	Represents the Company's investment
Bridge loans	$100,000,000	$100,000,000	Represents the Company's share of loans retained net of loan sales
Interest expense	$162,000,000	$164,000,000
Taxes associated with the Company's taxable REIT subsidiary	$19,500,000	$20,500,000
Weighted average share count	141,300,000	141,300,000	Assumes redemption of all OP units for common stock

(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."

FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Info” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.

Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Thursday, April 29, 2021, to discuss its financial results. To participate in the conference call, please dial 855-791-2026 or 631-485-4899 for international participants; audience passcode: 8708307. The conference call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will be available for 30 days on the Company’s website in the Investor Relations section.
A replay of the call will also be available by telephone, from 4:30 p.m. Eastern Time on April 29, 2021, until 4:30 p.m. Eastern Time on May 6, 2021. The replay dial-in numbers are 855-859-2056 or 404-537-3406 for international callers; passcode: 8708307.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•failure to close pending acquisitions and developments on expected terms, or at all;
•the effect of competition from new and existing stores or other storage alternatives, which could cause rents and occupancy rates to decline;
•potential liability for uninsured losses and environmental contamination;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•impacts from the COVID-19 pandemic or the future outbreak of other highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results;
•increases in interest rates;
•reductions in asset valuations and related impairment charges;
•our lack of sole decision-making authority with respect to our joint venture investments;
•the effect of recent or future changes to U.S. tax laws;

•the failure to maintain our REIT status for U.S. federal income tax purposes; and
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and non-cash interest. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 860 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of March 31, 2021, the Company owned and/or operated 1,969 self-storage stores in 40 states, Washington, D.C. and Puerto Rico. The Company’s stores comprise approximately 1.4 million units and approximately 153.4 million square feet of rentable space. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. The Company is the second largest owner and/or operator of self-storage stores in the United States and is the largest self-storage management company in the United States.

###
For Information:
Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets:
Real estate assets, net	$7,944,395	$7,893,802
Real estate assets - operating lease right-of-use assets	238,927	252,172
Investments in unconsolidated real estate entities	413,503	397,444
Investments in debt securities and notes receivable	543,725	593,810
Cash and cash equivalents	60,330	109,124
Restricted cash	2,465	18,885
Other assets, net	133,267	130,611
Total assets	$9,336,612	$9,395,848
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$4,947,417	$4,797,303
Revolving lines of credit	353,000	949,000
Operating lease liabilities	242,952	263,485
Cash distributions in unconsolidated real estate ventures	62,089	47,126
Accounts payable and accrued expenses	129,044	130,012
Other liabilities	287,461	272,798
Total liabilities	6,021,963	6,459,724
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 133,692,662 and 131,357,961 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1,336	1,314
Additional paid-in capital	3,282,255	3,000,458
Accumulated other comprehensive loss	(77,180)	(99,093)
Accumulated deficit	(284,442)	(354,900)
Total Extra Space Storage Inc. stockholders' equity	2,921,969	2,547,779
Noncontrolling interest represented by Preferred Operating Partnership units, net	172,652	172,052
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	220,028	216,293
Total noncontrolling interests and equity	3,314,649	2,936,124
Total liabilities, noncontrolling interests and equity	$9,336,612	$9,395,848

Consolidated Statement of Operations for the Three Months Ended March 31, 2021 and 2020
(In thousands, except share and per share data)

	For the Three Months Ended March 31,
	2021	2020
Revenues:	(Unaudited)	(Unaudited)
Property rental	$303,593	$286,703
Tenant reinsurance	39,619	33,613
Management fees and other income	15,645	12,136
Total revenues	358,857	332,452
Expenses:
Property operations	92,367	90,297
Tenant reinsurance	7,161	6,678
General and administrative	23,540	23,011
Depreciation and amortization	58,599	55,275
Total expenses	181,667	175,261
Gain on real estate transactions	63,883	—
Income from operations	241,073	157,191
Interest expense	(40,695)	(44,358)
Non-cash interest expense related to amortization of discount on equity component of exchangeable senior notes	—	(1,209)
Interest income	12,304	1,674
Income before equity in earnings and dividend income from unconsolidated real estate ventures and income tax expense	212,682	113,298
Equity in earnings and dividend income from unconsolidated real estate entities	6,956	5,043
Income tax expense	(4,137)	(2,179)
Net income	215,501	116,162
Net income allocated to Preferred Operating Partnership noncontrolling interests	(3,680)	(3,111)
Net income allocated to Operating Partnership and other noncontrolling interests	(8,823)	(4,872)
Net income attributable to common stockholders	$202,998	$108,179
Earnings per common share
Basic	$1.54	$0.84
Diluted	$1.53	$0.83
Weighted average number of shares
Basic	132,007,556	129,288,629
Diluted	139,676,548	137,139,560
Cash dividends paid per common share	$1.00	$0.90

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three Months Ended March 31, 2021 and 2020 (In thousands, unaudited)

	For the Three Months Ended March 31,
	2021	2020
Net Income	$215,501	$116,162
Adjusted to exclude:
Gain on real estate transactions	(63,883)	—
Equity in earnings and dividend income from unconsolidated real estate entities	(6,956)	(5,043)
Interest expense	40,695	45,567
Depreciation and amortization	58,599	55,275
Income tax expense	4,137	2,179
General and administrative	23,540	23,011
Management fees, other income and interest income	(27,949)	(13,810)
Net tenant insurance	(32,458)	(26,935)
Non-same store rental revenue	(24,712)	(19,970)
Non-same store operating expense	14,478	12,289
Total Same-store net operating income	$200,992	$188,725

Same-store rental revenues	278,881	266,733
Same-store operating expenses	77,889	78,008
Same-store net operating income	$200,992	$188,725

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Year Ending December 31, 2021 (Unaudited)

	For the Year Ending December 31, 2021
	Low End	High End
Net income attributable to common stockholders per diluted share	$4.44	$4.59
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.30	0.30
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	(0.02)	(0.02)
Net income attributable to common stockholders for diluted computations	4.72	4.87

Adjustments:
Real estate depreciation	1.61	1.61
Amortization of intangibles	0.01	0.01
Unconsolidated joint venture real estate depreciation and amortization	0.07	0.07
Loss (gain) on real estate transactions and impairment of real estate	(0.46)	(0.46)
Funds from operations attributable to common stockholders	5.95	6.10

Core funds from operations attributable to common stockholders	$5.95	$6.10

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income —
for the Year Ending December 31, 2021 (In thousands, unaudited)

	For the Year Ending December 31, 2021
	Low	High

Net Income	$604,000	$627,000
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(27,000)	(28,000)
Interest expense	164,000	162,000
Depreciation and amortization	237,000	237,000
Income tax expense	20,500	19,500
General and administrative	97,500	96,500
Management fees and other income	(59,000)	(60,000)
Interest income	(51,000)	(52,000)
Net tenant insurance income	(132,500)	(134,000)
Non same-store rental revenues	(106,000)	(106,000)
Non same-store operating expenses	59,000	59,000
Total same-store net operating income[1]	$806,500	$821,000

Same-store rental revenues[1]	1,125,000	1,136,000
Same-store operating expenses[1]	(318,500)	(315,000)
Total same-store net operating income[1]	$806,500	$821,000

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2021 same-store pool of 860 stores.